I.D. SYSTEMS, INC.(TM)
Expanding the range of wireless solutions

FOR IMMEDIATE RELEASE

           CONTACTS: For Financial Press             For Trade Press
                     Ned Mavrommatis                 Greg Smith
                     Chief Financial Officer         Vice President Marketing
                     ned@id-systems.com              gsmith@id-systems.com
                     General Phone: 201-996-9000.    General Fax: 201-996-9144

           I.D. Systems, Inc. Reports Third Quarter Financial Results

Hackensack, NJ, November 2, 2005 --

I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the quarter and nine months ended September 30, 2005. Revenues for the quarter increased 75% to $5,742,000, up from $3,289,000 in the third quarter a year ago. Net income for the quarter rose 1,324% to $641,000, or $0.08 per basic share and $0.07 per diluted share, compared to net income of $45,000, or $0.01 per basic and diluted share, in the three-month period ended September 30, 2004.

The improved performance was attributable primarily to continued market penetration of the company's patented Wireless Asset Net(TM) technology - an RFID-based hardware/software system that tracks, controls, and manages fleets of industrial equipment for customers such as Ford Motor Company, the U.S. Postal Service (USPS), the U.S. Transportation Security Administration (TSA), and Walgreen Co.

For the nine-month period ended September 30, 2005, revenues increased 33% to $12,974,000 and net income increased 10% to $419,000, compared to $9,758,000 and $382,000, respectively, for the nine-months ended September 30, 2004.

"We are pleased to report continued strong increases in both revenues and net income this quarter, driven primarily by expansion of business with core customers," said Jeffrey Jagid, I.D. Systems' chairman and chief executive officer. "At the same time, consistent with our strategic business plan, we continue to position the company to obtain important new customers in key vertical markets, such as mass retail distribution and industrial manufacturing. We expected 2005 to be a breakthrough year for I.D. Systems and our third quarter results are consistent with that vision. We look forward to building further on this strong performance."

In  the  three  months  ended   September   30,  2005,   selling,   general  and
administrative expenses increased 10% to $1,624,000, and research and development expenditures increased 7% to $398,000, compared to $1,470,000 and $372,000, respectively, in the three months ended September 30, 2004. Gross profit margin in the third quarter was just over 45%, compared to 55% in the third quarter of 2004.

For the nine-month period ended September 30, 2005, selling, general and administrative expenses were $4,928,000 and research and development expenses were $1,135,000, compared to $4,177,000 and $810,000, respectively, for the same period a year ago. Gross profit margin for the nine-month was 48%, compared to 53% for the corresponding period in 2004.

Ned Mavrommatis, the company's chief financial officer, said, "We continue to focus on rapid growth while closely monitoring costs. As a percentage of revenues, our selling, general and administrative expenses decreased to 28.3% this quarter, and research and development costs decreased to 7%, compared to 45% and 11%, respectively, in the third quarter a year ago. Our gross margins this quarter were affected by higher than expected service costs at the first eight USPS facilities that implemented our Wireless Asset Net system, but by carefully tracking those costs we have refined the scope of work for subsequent USPS deployments and expect to maintain our accustomed gross margins of at least 50% in the future.

"I.D. Systems' overall financial condition remains strong," continued Mr. Mavrommatis. "As of September 30, 2005, the company had approximately $6 million in cash, cash equivalents and short-term investments, and approximately $13.8 million of working capital."

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

Highlights of I.D. Systems' third quarter included:

o The USPS placed repeat orders valued at $1.6 million to implement the Wireless Asset Net at five additional facilities beyond the eight initially deployed earlier this year. One of those eight facilities performed a successful, comprehensive field evaluation of system performance. Under the USPS' three-year national contract with I.D. Systems, up to 460 USPS facilities can order the Wireless Asset Net.

o Walgreen Co. placed a repeat order for Wireless Asset Net deployment at an additional distribution center, bringing to five the number of Walgreens facilities utilizing I.D. Systems' technology.

o AeroVironment placed a repeat order for I.D. Systems' Battery ChaMP(TM) to wirelessly monitor its PosiCharge(TM) industrial battery fast-charging system. More than 1,300 Battery ChaMPs have been sold since the new product was introduced at the end of 2004.

o Target Corporation awarded a maintenance contract to I.D. Systems to support Target's enterprise-wide deployment of the Wireless Asset Net on approximately 400 material handling vehicles in distribution facilities throughout the United States. I.D. Systems also received new orders from Target for the Wireless Asset Net to be deployed on additional material handling equipment at several new distribution facilities.

o Deloitte & Touche identified I.D. Systems as one of the top ten fastest growing technology companies in New Jersey, and one of the top 150 in North America. Rankings are based on the percentage of revenue growth from 2000 to 2004 - I.D Systems' revenue during that five-year period increased 1,354%.

o I.D. Systems enhanced the RFID-based equipment tracking capabilities of its Wireless Asset Net' system to enable location accuracy to within 20 feet - indoors as well as out. This high degree of indoor tracking accuracy is technically significant because it does not rely on costly, high-bandwidth interconnections with centralized data-processing computers
      - as required by other types of real-time locating systems - and because it is accomplished through the use of radio frequency technology only, not GPS (the Global Positioning System), which is inoperable indoors.

                            Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts at 4:45 p.m. Eastern Standard Time on November 3, 2005. Jeffrey Jagid, chairman and CEO, Kenneth Ehrman, president and COO, Ned Mavrommatis, CFO, and Rick Muntz, EVP of sales and marketing, will discuss the results of the quarter. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company's website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

                               About I.D. Systems

Based in Hackensack, NJ, I.D. Systems, Inc. is a leading provider of wireless solutions for corporate asset management. I.D. Systems' customers include 3M Company, American Axle, Archer Daniels Midland, Daimler Chrysler, Deere & Co., Ford Motor Company, General Dynamics, Hallmark Cards, Northrop Grumman, Target Corporation, Walgreen Co., the U.S. Navy, the U.S. Postal Service, and the U.S. Transportation Security Administration, among others. Using local area networks, wide area networks, and the Internet, the company's systems enable management to control and track the location and status of their assets - from forklifts and cranes to automobiles and trucks to complex fixed machinery - in real time. For more information on I.D. Systems, Inc., visit www.id-systems.com.

                                   Trademarks

I.D.  Systems,  Inc.,  Wireless  Asset Net, and Battery ChaMP are  registered or
pending  trademarks  of  I.D.  Systems,   Inc.  PosiCharge  is  a  trademark  of
AeroVironment, Inc.

         "Safe Harbor" statement under the Private Securities Litigation

Reform Act of 1995 This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and that are subject to risk and uncertainties, including, but not limited to, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results and other risks detailed from time to time in I.D. Systems' filings with the Securities and Exchange Commission. These risks could cause I.D. Systems' actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. I.D. Systems assumes no obligation to update the information contained in this press release.

                             -- Tables to Follow --

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

                               I.D. Systems, Inc.
                       Condensed Statements of Operations
                                   (Unaudited)

                                                          Three months ended               Nine months ended
                                                              September 30,                  September 30,
                                                         2004            2005            2004            2005
                                                     ------------    ------------    ------------    ------------
Revenues                                             $  3,289,000    $  5,742,000    $  9,758,000    $ 12,974,000
Cost of Revenues                                        1,467,000       3,154,000       4,589,000       6,741,000
                                                     ------------    ------------    ------------    ------------

Gross Profit                                            1,822,000       2,588,000       5,169,000       6,233,000
Selling, general and administrative expenses            1,470,000       1,624,000       4,177,000       4,928,000
Research and development expenses                         372,000         398,000         810,000       1,135,000
                                                     ------------    ------------    ------------    ------------

Income (loss) from operations                             (20,000)        566,000         182,000         170,000
Interest income                                            44,000          51,000         138,000         179,000
Interest expense                                          (16,000)        (14,000)        (49,000)        (43,000)
Other income                                               37,000          38,000         111,000         113,000
                                                     ------------    ------------    ------------    ------------

Net income                                           $     45,000    $    641,000    $    382,000    $    419,000
                                                     ============    ============    ============    ============


Net income  per share - basic                        $       0.01    $       0.08    $       0.05    $       0.05
                                                     ============    ============    ============    ============

Net income  per share - diluted                      $       0.01    $       0.07    $       0.05    $       0.05
                                                     ============    ============    ============    ============

Weighted average common shares outstanding - basic      7,629,000       7,800,000       7,380,000       7,745,000
                                                     ============    ============    ============    ============

Weighted average common shares outstanding - diluted    8,976,000       9,448,000       8,477,000       9,246,000
                                                     ============    ============    ============    ============

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

                               I.D. Systems, Inc.
                            Condensed Balance Sheets

                                                                      September 30,
                                                      December 31,       2005
                                                         2004         (Unaudited)
                                                     ------------    ------------
ASSETS
         Cash and cash equivalents                   $  8,440,000    $  5,282,000
         Short-term investments                         3,195,000         750,000
         Accounts receivable, net                       1,432,000       5,939,000
         Unbilled receivables                             402,000       2,757,000
         Inventory                                      1,739,000       2,067,000
         Investment in sales type leases                   39,000          44,000
         Interest receivable                               50,000           7,000
         Officer loan                                      10,000          11,000
         Prepaid expenses and other current assets        225,000         174,000
                                                     ------------    ------------
                  Total current assets                 15,532,000      17,031,000
Fixed assets, net                                       1,009,000       1,167,000
Investment in sales type leases                            34,000              --
Officer loan                                               20,000          11,000
Deferred contract costs                                   476,000         172,000
Other assets                                               88,000          88,000
                                                     ------------    ------------

                                                     $ 17,159,000    $ 18,469,000
                                                     ============    ============
LIABILITIES
         Accounts payable and accrued expenses       $  2,541,000    $  2,885,000
         Long term debt - current portion                 199,000         207,000
         Deferred revenue                                  95,000         177,000
                                                     ------------    ------------
                  Total current liabilities             2,835,000       3,269,000
Long term debt                                            449,000         293,000
Deferred revenue                                          191,000         115,000
Deferred rent                                             112,000         105,000
                                                     ------------    ------------

                                                        3,587,000       3,782,000
                                                     ------------    ------------
STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000
shares, $.01 par value; none issued
Common stock; authorized 15,000,000
shares, $.01 par value; issued and
outstanding 7,690,000 shares
and 7,839,000 shares                                       77,000          78,000
Additional paid-in capital                             24,994,000      25,691,000
Treasury stock; 40,000 shares at cost                    (113,000)       (113,000)
Accumulated deficit                                   (11,386,000)    (10,969,000)
                                                     ------------    ------------

                                                       13,572,000      14,687,000
                                                     ------------    ------------

                                                     $ 17,159,000    $ 18,469,000
                                                     ============    ============

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



                               I.D. Systems, Inc.
                       Condensed Statements of Cash Flows
                                   (Unaudited)

                                                                  Nine months ended
                                                                     September 30,
                                                                 2004           2005
                                                              -----------    -----------
Cash flows from operating activities:
Net income                                                    $   382,000    $   419,000
Adjustments to reconcile net loss to cash used in operating
   activities:
     Inventory reserve                                                 --         75,000
     Depreciation and amortization                                184,000        266,000
     Deferred rent expense                                         17,000         (7,000)
     Deferred revenue                                             (66,000)         6,000
     Deferred contract costs                                       98,000        303,000
     Changes in:
         Accounts receivable                                   (1,100,000)    (4,507,000)
         Unbilled receivables                                    (788,000)    (2,355,000)
         Inventory                                               (435,000)      (403,000)
         Prepaid expenses and other assets                        (51,000)        52,000
         Investment in sales type leases                           27,000         29,000
         Accounts payable and accrued expenses                    119,000        342,000
                                                              -----------    -----------

              Net cash used in operating activities            (1,613,000)    (5,780,000)
                                                              -----------    -----------

Cash flows from investing activities:
     Purchase of fixed assets                                    (217,000)      (424,000)
     Purchase of investments                                     (487,000)      (500,000)
     Decrease in interest receivable                               15,000         43,000
     Maturities of investments                                  2,054,000      2,953,000
     Amortization of  premium on investments                      148,000         (8,000)
     Collection of officer loan                                     8,000          8,000
                                                              -----------    -----------

         Net cash provided by investing activities              1,521,000      2,072,000
                                                              -----------    -----------

Cash flows from financing activities:
     Repayment of term loan                                      (140,000)      (148,000)
     Repayment of line of credit                                 (137,000)
     Proceeds from exercise of stock options                    1,089,000        698,000
     Proceeds from exercise of warrants                         1,025,000
                                                              -----------    -----------

         Net cash provided by financing activities              1,837,000        550,000
                                                              -----------    -----------
Net increase (decrease) in cash and cash equivalents            1,745,000     (3,158,000)
Cash and cash equivalents - beginning of period                 3,179,000      8,440,000
                                                              -----------    -----------
Cash and cash equivalents - end of period                     $ 4,924,000    $ 5,282,000
                                                              ===========    ===========
Supplemental disclosure of cash flow information:
  Cash paid for:
      Interest                                                $    49,000    $    43,000
                                                              ===========    ===========


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